Exhibit 10.27
LIMITED WAIVER AND CONSENT AGREEMENT
     THIS LIMITED WAIVER AND CONSENT AGREEMENT (this “Agreement”) is made and dated as of August 28, 2007 among AMERICAN COLOR GRAPHICS, INC., a New York corporation (together with any permitted successors and assigns, the “Servicer”), AMERICAN COLOR GRAPHICS FINANCE, LLC, a Delaware limited liability company (together with any permitted successors and assigns, the “Purchaser” and, together with the Servicer, the “ACG Parties”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”) and each lender party hereto (collectively, the “Lenders”).
RECITALS
     1. The Purchaser, the Servicer and the Administrative Agent are parties to that certain Servicing Agreement, dated as of September 26, 2006, as amended by that certain First Amendment to Servicing Agreement, dated as of March 30, 2007, as further amended by that certain Omnibus Amendment of Loan Documents, dated as of June 13, 2007 (the “Omnibus Amendment”), and as further amended by that certain letter agreement dated as of July 3, 2007 (as heretofore amended, the “Existing Servicing Agreement”).
     2. The Purchaser, as borrower, the Lenders party thereto, the Administrative Agent and Bank of America, N.A., as collateral agent, are parties to that certain Credit Agreement, dated as of September 26, 2006, as amended by the Omnibus Amendment (as heretofore amended, the “Existing Credit Agreement”).
     3. The Purchaser, the Servicer, the Administrative Agent and the Lenders have agreed to enter into this Agreement concerning certain limited waivers and consents in the application of the Existing Servicing Agreement, the Contribution Agreement and the Existing Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
Part 1
Definitions
     Section 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Agreement have the following meanings:
     “Effective Date” shall mean August 31, 2007, subject to the ACG Parties’ satisfaction of each of the conditions set forth in Part 4 of this Agreement.
     Section 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement have the meanings provided in the Existing Servicing Agreement.

Part 2
Limited Waiver and Consent
     Effective on (and subject to the occurrence of) the Effective Date, the ACG Parties and the Administrative Agent agree as follows:
     Section 2.1. June 30, 2007 Financial Statements. With respect to the financial statements and Officer’s Certificate originally delivered by the ACG Parties to the Administrative Agent in accordance with the terms of the Loan Documents (including, without limitation, pursuant to Sections 3.2(b) and 3.2(d) of the Existing Servicing Agreement, Sections 5.01(a) and 5.01(e) of the Existing Credit Agreement and Sections 5.1(j)(ii) and 5.1(j)(iv) of the Contribution Agreement), for the fiscal quarter ending June 30, 2007, the Administrative Agent and each of the Required Lenders waives any Servicer Default, Default or Event of Default existing or occurring in connection with the calculation of Consolidated Interest Charges and Consolidated EBITDA as provided therein. On or before the Effective Date, the ACG Parties shall provide revised financial statements and a related Officer’s Certificate for the fiscal quarter ending June 30, 2007, in form, detail and substance satisfactory to the Administrative Agent. The Administrative Agent and the Required Lenders hereby consent to an extension of time for the ACG Parties to deliver the financial statements and Officer’s Certificate for the quarter ending June 30, 2007 through and including August 31, 2007. For the avoidance of doubt, the extension of time to deliver the financial statements and Officer’s Certificate for the fiscal quarter ending June 30, 2007 shall not imply or be deemed to imply that any similar extension shall exist or be granted with respect to any of the items to be delivered pursuant to Sections 3.2(b) and 3.2(d) of the Existing Servicing Agreement, Sections 5.01(a) and 5.01(e) of the Existing Credit Agreement or Sections 5.1(j)(ii) and 5.1(j)(iv) of the Contribution Agreement (or any other similar provision of the Loan Documents) for any subsequent fiscal periods except as expressly provided herein.
     Section 2.2. September 30, 2007 Financial Statements. The Administrative Agent and the Required Lenders agree that (a) with respect to the financial statements and Officer’s Certificate which the ACG Parties are required to deliver pursuant to the terms of the Loan Documents, for the fiscal quarter ending September 30, 2007, the ACG Parties shall have an extension through and until November 29, 2007 (the “Extension Period”) to timely deliver such financial statements and Officer’s Certificate, and (b) the Servicer’s compliance with Section 5.3 of the Existing Servicing Agreement as of September 30, 2007 shall not be measured or determined for any purposes (including, without limitation, Section 4.1(h) of the Existing Servicing Agreement, Section 4.1(h) of the Contribution Agreement or Section 4.03(b) or 5.03(a) of the Existing Credit Agreement) until the end of the Extension Period. Failure by ACG Parties to deliver such financial statements and Officer’s Certificate to the Administrative Agent, in form, detail and substance satisfactory to the Administrative Agent, on or before 1:00 p.m. (New York time) on November 29, 2007, shall constitute an immediate Servicer Default under the Existing Servicing Agreement and an immediate Event of Default under the Existing Credit Agreement and no grace or cure period will be applicable thereto.
     Section 2.3. Prior Financial Statements and Officer’s Certificates. On or before the Effective Date, the ACG Parties shall prepare and deliver to the Administrative Agent restated

financial statements (collectively, the “Restated Financial Statements”) for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005 (collectively, the “Affected Fiscal Periods”). With respect to the ACG Parties’ prior delivery of financial statements for the Affected Fiscal Periods, the Required Lenders waive any Default, Servicer Default, or Event of Default occurring pursuant to (a) sections 4.03(b), 5.01(a), 5.01(b), and 5.01(c) of the Existing Credit Agreement, (b) sections 4.1(e), 5.1(j)(i), 5.1(j)(ii) and 5.1(j)(iii) of the Contribution Agreement, and (c) sections 3.2(a), 3.2(b), and 3.2(c) of the Existing Servicing Agreement, in each case to the extent that such prior financial statements were not prepared in accordance with GAAP and that the Restated Financial Statements properly account for the Affected Fiscal Periods in accordance with GAAP. The Required Lenders further waive any Default, Servicer Default, or Event of Default occurring as a result of any inaccuracies contained in any Officer’s Certificates or other certificates prepared and delivered by any of the ACG Parties, with respect to the Affected Fiscal Periods, pursuant to section 5.01(e) of the Existing Credit Agreement, section 5.1(j)(iv) of the Contribution Agreement, or section 3.2(d) of the Existing Servicing Agreement, in each case to the extent that items creating such inaccuracies have been corrected in the Restated Financial Statements. The Required Lenders further waive any Default, Servicer Default, or Event of Default occurring with respect to the ACG Parties’ prior calculations of the “First Lien Leverage Ratio” pursuant to, or any breach of, section 5.3 of the Existing Servicing Agreement for the applicable Affected Fiscal Periods, to the extent that any inaccuracies in such prior calculations have been corrected in the Restated Financial Statements. The Servicer has informed the Administrative Agent that the Restated Financial Statements for the fiscal year ended March 31, 2007 shall include a “going concern” qualification as of March 31, 2007 in the opinion provided by the ACG Parties’ certified public accountants pursuant to section 5.01(a) of the Existing Credit Agreement, section 5.1(j)(i) of the Contribution Agreement, and section 3.2(a) of the Existing Service Agreement. The Required Lenders waive, through the Extension Period, any Default or Event of Default occurring under section 5.01(a) of the Existing Credit Agreement, section 5.1(j)(i) of the Contribution Agreement, and section 3.2(a) of the Existing Service Agreement as a result of the inclusion of such “going concern” qualification in such accountants’ opinion. Upon the expiration of the Extension Period, an Event of Default shall exist under section 5.01(a) of the Existing Credit Agreement, section 5.1(j)(i) of the Contribution Agreement, and section 3.2(a) of the Existing Service Agreement unless further waived by the Required Lenders. The Required Lenders have made no commitment or agreement to provide such further waiver. Notwithstanding the foregoing, to the extent that Holdings restates or is required to restate, at any time after the Effective Date, any financial statements for the Affected Fiscal Periods or any other fiscal periods, then the Lenders are not waiving herein or agreeing to waive any Default, Servicer Default or Event of Default arising as a result of any such further restatement.
     Section 2.4. Waiver of Notification of Potential Default. To the extent that the Servicer has failed to comply with Section 3.4(a) of the Existing Servicing Agreement, the Borrower has failed to comply with Section 4.03(b) or 5.03(a) of the Existing Credit Agreement or the Seller has failed to comply with Section 5.1(l)(i) of the Contribution Agreement by not notifying the Administrative Agent of any Servicer Default, Default or Event of Default, if any, arising pursuant to Section 5.3 of the Existing Servicing Agreement or with respect to the financial statements and Officer’s Certificates due for the fiscal quarter ending June 30, 2007 or due for any Affected Fiscal Period, or has violated any other provision of the Loan Documents

(including, without limitation, Section 4.1(h) of the Existing Servicing Agreement, Section 4.1(h) of the Contribution Agreement or Section 4.03(b) or 5.03(a) of the Existing Credit Agreement) on account of any such Servicer Default, Default or Event of Default on any Purchase Date prior to the Effective Date, the Administrative Agent and the Required Lenders hereby waive any such Servicer Default, Default or Event of Default. Such waiver shall be deemed to be a one-time waiver and shall not imply or be deemed to imply that any similar waiver shall be granted in the future for any subsequent failure to provide notice required by the Loan Documents or any subsequent violation of Section 4.1(h) of the Existing Servicing Agreement, Section 4.1(h) of the Contribution Agreement or Section 4.03(b) or 5.03(a) of the Existing Credit Agreement.
     Section 2.5. Delivery of July 2007 Financial Statements. The Administrative Agent and the Required Lenders hereby agree that the ACG Parties shall have an extension of five (5) Business Days to deliver the financial statements for the calendar month of July 2007 as required by section 5.01(c) of the Existing Credit Agreement, 5.1(j)(iii) of the Contribution Agreement, and section 3.2(c) of the Existing Servicing Agreement. As a result of such five Business Day extension, the ACG Parties may timely deliver such financial statements through and including September 7, 2007. Such extension shall be deemed to be a one-time extension and shall not imply or be deemed to imply that any similar extension shall be granted in the future.
Part 3
Representations and Warranties
     The ACG Parties represent and warrant to the Administrative Agent, the Collateral Agent, the Lenders party hereto and each other that, on and as of the Effective Date, and after giving effect to this Agreement:
     Section 3.1. Authority. Each of the ACG Parties has all the necessary corporate power to make, execute, deliver, and perform this Agreement, and this Agreement constitutes the legal, valid and enforceable obligation of such ACG Party, enforceable against such ACG Party in accordance with its terms.
     Section 3.2. No Legal Obstacle to Agreement. Neither the execution of this Agreement, nor the performance of the Existing Servicing Agreement, the Existing Credit Agreement or any Loan Document has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which an ACG Party is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to an ACG Party, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of an ACG Party. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by an ACG Party of this Agreement, the Existing Servicing Agreement, the Existing Credit Agreement or any Loan Document, or the transactions contemplated hereby or thereby.
     Section 3.3. Incorporation of Certain Representations. The representations and warranties set forth in Article IV of the Existing Servicing Agreement and in Article III of the Existing Credit Agreement are true and correct in all material respects on and as of the Effective

Date as though made on and as of the date hereof except for any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date.
     Section 3.4. Default. No Servicer Default has occurred and is continuing under the Existing Servicing Agreement, and no Default or Event of Default has occurred and is continuing under the Credit Agreement.
Part 4
Conditions to Effectiveness
     This Agreement shall be and become effective on the Effective Date provided that (i) each of the conditions set forth in this Part 4 shall have been satisfied (or satisfaction thereof has been waived by the Administrative Agent) on or before August 31, 2007, and (ii) the Servicer and the Purchaser shall have duly executed counterparts of this Agreement and provided telecopied signature pages to the Administrative Agent. If the ACG Parties fail to satisfy each of the conditions set forth in this Part 4 prior to 4:00 p.m. (Eastern time) on August 31, 2007, then, at the option of the Administrative Agent, upon notice to the ACG Parties, this Agreement shall be null and void.
     Section 4.1. Corporate Resolutions. The Administrative Agent shall have received a copy of the resolution or resolutions passed by the Board of Directors of the ACG Parties, certified by the Secretary or an Assistant Secretary of such ACG Party as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Agreement.
     Section 4.2. Authorized Signatories. The Administrative Agent shall have received a certificate, signed by the Secretary or an Assistant Secretary of each ACG Party, dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Agreement and any instrument or agreement required hereunder on behalf of an ACG Party.
     Section 4.3. June 30th Financial Statements and Compliance Certificates. The ACG Parties shall have delivered to the Administrative Agent copies of the revised financial statements and the related revised Officer’s Certificate for the fiscal quarter ending June 30, 2007, each in form, detail and substance satisfactory to the Administrative Agent. Such revised financial statements shall be substantively identical to financial statements filed by the Servicer with the SEC, contemporaneously with the Effective Date, for such fiscal quarter.
     Section 4.4. Restated Financial Statements. The Servicer shall have delivered to the Administrative Agent copies of the Revised Financial Statements, each in form, detail and substance satisfactory to the Administrative Agent. Such Revised Financial Statements shall be substantively identical to the restated financial statements filed by the Servicer with the SEC, contemporaneously with the Effective Date, with respect to the Affected Fiscal Periods.

Part 5
Miscellaneous
     Section 5.1. Expenses of Administrative Agent. Within seven (7) Business Days of the receipt from the Administrative Agent of a detailed bill, the Servicer shall pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and any other Loan Documents executed pursuant hereto and any and all modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     Section 5.2. Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.
     Section 5.4. Effect. Except as expressly herein waived, the terms and conditions of the Existing Servicing Agreement and the other Loan Documents shall remain in full force and effect without amendment or modification, or waiver, express or implied. The entering into this Agreement by the Administrative Agent shall not be construed or interpreted as an agreement by the Administrative Agent to enter into any future amendment, modification, or waiver of the Existing Servicing Agreement or any of the other Loan Documents.
     Section 5.5. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.
     Section 5.7. Integration. This Agreement, together with the Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect thereto. This Agreement may not be amended except in writing.
     Section 5.8. Further Assurances. The ACG Parties agree to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the terms hereof or any of the transactions contemplated hereby.

     Section 5.9. Section Titles. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
     [Remainder of this page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.

By:	/s/ Patrick W. Kellick

Name:	Patrick W. Kellick
Title:	SVP/CFO

AMERICAN COLOR GRAPHICS FINANCE, LLC

By:	/s/ Denise Royce

Name:	Denise Royce
Title:	CFO

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BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Peter Sherman

Name:	Peter Sherman
Title:	Managing Director

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